Exhibit 10.1

THIRTEENTH AMENDMENT (1740 TECHNOLOGY)

THIS THIRTEENTH AMENDMENT (this "Amendment") is made and entered into as of November 16, 2023, by and between HUDSON 1740 TECHNOLOGY, LLC, a Delaware limited liability company ("Landlord"), and NUTANIX, INC., a Delaware corporation ("Tenant").

RECITALS

A.
Landlord (as successor in interest to CA-1740 Technology Drive Limited Partnership, a Delaware limited partnership) and Tenant are parties to that certain Office Lease dated August 5, 2013 ("Original Lease"), as previously amended by that certain First Amendment dated October 9, 2013 ("First Amendment"), by that certain Second Amendment dated April 17, 2014 ("Second Amendment"), by that certain Third Amendment dated October 13, 2014 ("Third Amendment"), by that certain Fourth Amendment dated March 23, 2015 ("Fourth Amendment"), by that certain Fifth Amendment dated July 28, 2016 (the "Fifth Amendment"), by that certain Confirmation Letter dated April 11, 2017, by that certain Sixth Amendment dated January 29, 2018 ("Sixth Amendment"), by that certain Seventh Amendment dated April 4, 2018 ("Seventh Amendment"), by that certain Eighth Amendment dated November 23, 2020 ("Eighth Amendment"), by that certain Ninth Amendment dated August 23, 2021 ("Ninth Amendment"), by that certain Tenth Amendment dated May 18, 2022 ("Tenth Amendment"), by that certain Eleventh Amendment dated June 28, 2022 ("Eleventh Amendment"), and by that certain Twelfth Amendment dated August 31, 2022 ("Twelfth Amendment" and as amended, the "Lease"). Pursuant to the Lease, Landlord has leased to Tenant certain office space in the building commonly known as 1740 Technology Drive located at 1740 Technology Drive, San Jose, California 95110 (the "Building").
B.
Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

1.
The Premises.
1.1.
Notwithstanding any provision of the Lease to the contrary (including, without limitation Section 1 of the Eleventh Amendment), Landlord and Tenant hereby acknowledge, agree and stipulate that the Suite 460 Expansion Effective Date occurred on November 1, 2022, and that effective as of November 1, 2022, the parties have stipulated that the Premises consists of a total of 215,857 rentable square feet of office and storage space more particularly identified as:
a.
Suite 150 located on the first (1st) floor of the Building (described as the "Premises" in the Original Lease) and depicted on Exhibit A attached hereto;
b.
Suites 280 and 310 located on the second (2nd) and third (3rd) floors of the Building (defined collectively as the "Expansion Space" in the Second Amendment) and depicted on Exhibit B attached hereto;
c.
Suites 270, 290 and 320 located on the second (2nd) and third (3rd) floors of the Building (described as the "Suite 270 Expansion Space," the "Suite 290 Expansion Space" and the "Suite 320 Expansion Space," respectively, in the Third Amendment) and depicted on Exhibit C attached hereto;
d.
Suites 400, 500, 510, 530 and 600 located on the fourth (4th), fifth (5th), and sixth (6th) floors of the Building (defined as the "Suite 400 Expansion Space," the "Suite 500 Expansion Space," the 'Suite 510 Expansion Space," the "Suite 530 Expansion Space" and the 'Suite 600 Expansion Space" in the Fourth Amendment) and depicted on Exhibit D attached hereto,
e.
Suites 200, 300 and 550 (defined as the "Suite 200 Must Take Space," the "Suite 300 Must Take Space" and the "Suite 550 Must Take Space" in the Fifth Amendment), and depicted on Exhibit E attached hereto;
f.
Suite 210 located on the second (2nd) floor of the Building (defined as the "Expansion Space" in the Sixth Amendment), and depicted on Exhibit F attached hereto; and
g.
Suites 205 and 260 located on the second (2nd) floor of the Building (defined collectively as the "First Expansion Space" in the Seventh Amendment), and Suite 110 located on the first (1st) floor of the Building and 236 rentable square feet of storage space located on the second floor of the Building (defined collectively as the "Second Expansion Space" in the Seventh Amendment); Suite 250 located on the second (2nd) floor of the Building (defined as the "Suite 250 Must Take Space" in the Seventh Amendment); Suite 460 located on the Fourth Floor of the Building (defined as the "Suite 460 Must Take Space" in the Seventh Amendment); and Suite 100 located on the first (1st) floor of the Building (defined as the "Suite 100 Must Take Space" in the Seventh Amendment); all as depicted on Exhibit G attached hereto.

1.2.
Per Section 1.2.2 of the Original Lease, as the Premises includes all of the office space on each floor of the Building, all corridors, restrooms and shower facilities located on each floor of the Building shall also be considered part of the Premises. Additionally, Landlord and Tenant hereby agree that the lobby of the Building (as depicted on page 1 of Exhibit H attached hereto), the loading dock area and loading dock door (collectively, the "Loading Dock," as depicted on page 1 of Exhibit H attached hereto), the stairwells between each floor of the Building, and the storage spaces on each floor of the Building, and the storage area located in the Parking Facility shall be deemed part of the Premises; provided, however, that Rent owing under the Lease shall be calculated based upon 215,857 rentable square feet. Tenant hereby acknowledges that the Loading Dock shall not constitute part of the Base Building, as defined in Section 7.1 of the Original Lease, and the obligation to maintain and repair the Loading Dock shall be included in Tenant's maintenance and repair obligations under Section 7.1 of the Original Lease. The remainder of the Property, as defined in Section 1.2.3 of the Original Lease, shall not be included in the Premises.
1.3.
For clarity, a depiction of the Premises (as redefined per this Section 1) on a floor-by-by-floor basis is attached hereto as Exhibit H.
2.
Card-Key Access Control. As a result of Tenant becoming the sole office tenant of the Building, Landlord and Tenant hereby acknowledge that, effective as of November 1, 2022, Landlord has permitted Tenant to control the card-key access to the Premises and the Parking Facility (as further described in Section 5 below), subject to the terms hereof (including, without limitation Section 3 below) and Landlord's rights to enter such areas pursuant to the terms of the Lease (including, without limitation, Section 18 of the Original Lease [entitled, Entry By Landlord] as it relates to Landlord's entry in the Premises). Tenant shall provide Landlord with such access cards, keys, code information and other materials and information as may be necessary for Landlord to access the Building, the Premises and the Parking Facility. Tenant shall, at Tenant's sole cost and expense, install, maintain, and repair all such card-key access control systems (and associated doors on which the card-key access control system has been installed). In the event Tenant modifies the current or future access control system, such modifications shall be deemed Alterations (subject to all terms of the Lease related thereof) and Tenant shall, concurrently with the installation of any new system, furnish to Landlord specifications regarding such system and provide Landlord with the access cards or codes, as appliable. Upon the expiration or earlier termination of the Lease, Tenant shall remove such card key access systems and repair all damage to the Building resulting from such removal, ordinary wear and tear excepted. Notwithstanding the foregoing provisions of this Section 2, Tenant acknowledges that Landlord shall at all times maintain and control all of the "hard keys" to the front and back doors of the Building.
3.
Landlord Access. Notwithstanding Tenant's control of the card-key access system for the Premises and the Parking Facility (as described in Section 2 above), Landlord, its employees, vendors, and contractors shall, subject to Section 18 of the Original Lease (as modified in Section 9.2, below), be entitled to enter the Building (a) to satisfy Landlord's obligations to third parties who lease or license those portions of the Building that do not constitute the Premises (which portions include the roof of the Building and those other portions of the Building depicted on Exhibit H attached hereto), (b) to perform Landlord's obligations in the Premises, and (c) to perform Landlord's obligations in the non- Premises portions of the Building. Tenant hereby acknowledges and agrees that (i) Landlord has (and may in the future) leased or licensed non-Premises portions of the Building to third parties (including, without limitation, the roof of the Building and those other portions of the Building depicted on Exhibit H attached hereto), (ii) such lessees or licenses will, from time to time, need access to such portions of the Building, and (iii) Tenant will provide access to (and will not interfere with such parties' access to) such portions of the Building upon reasonable notice to Tenant; provided, however, that such third- party access shall not unreasonably interfere with Tenant's use of, or access to, the Premises.
4.
Janitorial Service and Selective Day Porter Services. From and after November 1, 2023, Tenant, at its expense, shall provide all trash-disposal, janitorial, cleaning and pest-control services to the interior of the Premises, on a regular basis, so that the Premises are kept in a reasonably neat, clean and pest- free condition. Without limiting the foregoing, trash, garbage and other waste shall be kept only in sanitary containers installed by Tenant in the Premises, and all containers and equipment in the Premises for the storage or disposal of such materials shall be kept in a clean and sanitary condition. All trash, garbage and other waste collected in the Premises, when removed by Tenant from the Premises, shall be deposited in containers provided by Landlord for such purpose in the Common

Areas, subject to such reasonable rules and procedures as Landlord may establish from time to time. Notwithstanding any provision of the Lease to the contrary (including, without limitation Section 6.1(d) of the Original Lease), effective as of November 1, 2023, Landlord shall have no obligation to provide or pay for trash-disposal, janitorial, cleaning or pest-control services to the interior of the Premises. In addition, effective as of November 1, 2023, (a) Tenant (at its expense) shall provide day- porter services to the sport court adjacent to the Building ("Sport Court"), which day-porter-services ("Selective Day Porter Services") shall consist of the following tasks: picking up trash in the Sport Court, emptying garbage cans in the Sport Court in containers provided by Landlord for such purpose in the Common Areas ; and(b) Landlord shall have no obligation to provide or pay for the Selective Day Porter Services for the Sport Court. Landlord shall provide a day porter for four (4) hours per day to empty garbage in containers placed by Landlord in the Parking Facility and provide landscape/blower vacuum services for the Property, the costs of which shall be included in Expenses. From and after November 1, 2023, the Base Year (as applicable to each portion of the Premises) shall be adjusted to exclude the cost of services which will be provided by Tenant going forward under the terms of this Section 4.

5.
Parking Facilities.
5.1.
Section 1.9 of the Original Lease, Section 7.1 of the Second Amendment, Section 7.1 of the Third Amendment, Section 9.1 of the Fourth Amendment, Sections 11.8, 12.8, and 13.8 of the Fifth Amendment, Section 11 of the Sixth Amendment, and Sections 3.7, 4.7, 7.8, 8.8, and 9.7 of the Seventh Amendment, are hereby deleted in their entirety.
5.2.
Section 24 of the Original Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

Tenant may park in the Building parking facilities ("Parking Facility), upon the following terms and conditions. All of the parking spaces in the Parking Facility, except those depicted on Exhibit I attached hereto, shall be reserved for use by Tenant. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by (or any parking charges are imposed as a result of) any Law. Tenant shall pay Landlord any fees, taxes or any other charges imposed by any governmental or quasi-governmental agency in connection with the parking Facility. Tenant shall comply with all rules and regulations established by Landlord from time to time for the orderly operation and use of the Parking Facility, including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Parking Facility. Tenant's use of the Parking Facility shall be at Tenant's sole risk, and Landlord shall have no liability for any personal injury or damage to or theft of any vehicles or other property occurring in the Parking Facility or otherwise in connection with any use of the Parking Facility by Tenant or its employees or invitees except to the extent such injury, damage, or theft is caused by the gross negligence or willful misconduct of Landlord or Landlord's employees, agents, or invitees. Subject to no less than thirty (30) days' prior written notice, Landlord may alter the size, configuration, design, layout or any other aspect of the Parking Facility, and, in connection therewith, temporarily deny or restrict access to the Parking Facility, in each case without abatement of Rent or liability to Tenant; provided in no event shall such alterations result in a reduction of parking spaces available to Tenant. Tenant's parking rights under this Section 24 are solely for the benefit of Tenant's employees and invitees and such rights are not be transferred without Landlord's prior consent, except pursuant to a Transfer permitted under Section 14.

5.3.
Landlord acknowledges that all of the parking spaces in the Parking Facility shall be reserved for Tenant, its employees and invitees. However, Landlord, its agents, contractors and employees shall be entitled to utilize the ten (10) parking spaces depicted on Exhibit I attached hereto ("Landlord’s Parking Spaces"). Landlord shall, at Landlord’s sole cost and expense, install signage designating Landlord's Parking Spaces, provided that such signage shall not reduce the number of parking spaces available for Tenant's use.
5.4.
Tenant, at Tenant's sole cost and expense, will repair and maintain the roll-up doors and the gates serving the Parking Facility, including having the roll-up doors regularly serviced; provided if Tenant fails to so maintain such roll-up doors and gates within five (5) business days after written notice from Landlord, then Landlord may perform such maintenance and repair and Tenant shall reimburse Landlord for the costs thereof (including a 15% administrative fee) within thirty (30) days after invoice.
5.5.
Tenant acknowledges that Tenant's waivers, releases and insurance obligations under Section 10 of the Original Lease and its indemnity obligations under Section 10.1 of the Original

Lease shall apply to occurrences in the Parking Facility. Accordingly, Tenant shall provide Landlord with an updated certificate of insurance showing that such insurance applies to the Parking Facility.

6.
Sport Court. Subject to the provisions of this Section 6, so long as Tenant is not in Default under this Lease (as amended) beyond all applicable notice and cure periods, Tenant's employees, agents, and invitees (the "Sport Court Users") shall be entitled to use the Sport Court. The use of the Sport Court shall be subject to applicable Laws and the reasonable rules and regulations established from time to time by Landlord; provided, however, that Landlord shall not restrict the hours during which Tenant or Tenant’s employees, agents, or invitees may use the Sport Court. Landlord and Tenant acknowledge that the use of the Sport Court by the Sport Court Users shall be at their own risk and that each of the Tenant's waivers, releases, insurance obligations and indemnities set forth in the Lease shall apply to Tenant's and the Sport Court User's use of the Sport Court. The Landlord's costs of operating, maintaining, and repairing the Sport Court may be included as part of Expenses. Tenant acknowledges that the provisions of this Section shall not be deemed to be a representation by Landlord that Landlord shall continuously maintain the Sport Court (or any other sport court) throughout the term of the Lease (as amended), and Landlord shall have the right, subject to no less than thirty (30) days' prior written notice, at Landlord's sole discretion, to expand, contract, eliminate or otherwise modify the Sport Court. No expansion, contraction, elimination or modification of the Sport Court, and no termination of Tenant's or the Sport Court Users' rights to the Sport Court shall entitle Tenant to an abatement or reduction in Rent, or constitute a constructive eviction, or result in an event of default by Landlord under the Lease. However, so long as the Sport Court exists during the term of the Lease, Landlord shall not lease or license the Sport Court to any other person or entity.
7.
Security Camera System. As a result of Tenant becoming the sole office tenant of the Building, Landlord and Tenant hereby acknowledge that, effective as of November 1, 2022, Tenant (at its sole cost and expense) has assumed control over the currently existing interior and exterior security cameras serving the Building (collectively, the "CCTV System"), and Tenant (at its sole cost and expense) shall contract directly with the vendor for the installation, maintenance, repair, replacement, and monitoring of the CCTV System. In the event of a security or other incident involving personal injury or property damage at the Property, Landlord may deliver to Tenant written request for access to the CCTV System (and copies of all recordings associated with such incident) and Tenant will provide Landlord copies of all recordings associated with such incident within ten (10) business days of Tenant's receipt of Landlord's request (except in the case of the occurrence of a crime or other emergency situation, in which case Tenant will provide Landlord copies of all such recordings as soon as possible after Landlord's request); provided, however, Landlord shall not use or disclose the recordings except as expressly permitted herein, and such recordings shall be maintained by Landlord using reasonable security measures and, in any event, not less than the same security measures used by Landlord for the protection of its own confidential information. Landlord shall be permitted to disclose the recordings only to the extent that Landlord is compelled by law, but prior to such disclosure Landlord shall provide Tenant with prior notice of the compelled disclosure and reasonable assistance, at Tenant's cost, if Tenant wishes to contest or limit the disclosure. Upon the expiration or earlier termination of the Lease, Tenant shall, at Tenant's sole cost and expense, remove the CCTV System and repair all damage to the Building resulting from such removal, ordinary wear and tear excepted. From and after November 1, 2022 the Base Year (as applicable to each portion of the Premises) shall be adjusted to exclude the cost of maintenance, repair, replacement and monitoring of the CCTV System which will be provided by Tenant going forward.
8.
Security Personnel. Effective as of November 1, 2022, Tenant, at its sole cost and expense, shall contract with a security vendor to provide interior and exterior security personnel to the Premises and the Building ("Tenant's Security Personnel"). Tenant's Security Personnel (a) shall be licensed, insured, and registered in compliance with all applicable Laws, and (b) shall not be armed without the prior written consent of Landlord (which consent may be granted, withheld and/or conditioned in Landlord’s sole and absolute discretion). In addition, Tenant shall furnish Landlord with copies of contract(s), necessary permits and approvals, evidence of such contractor's insurance in amounts reasonably required by Landlord and naming Landlord, the Landlord Parties and Landlord's agents as additional insureds, and the names of all Tenant's Security Personnel. Tenant agrees that Tenant's Security Personnel will comply with applicable Laws, and will cooperate, and work in harmony, with Landlord and Landlord's contractors and agents. Landlord agrees that Landlord and Landlord's contractors and agents will cooperate, and work in harmony, with Tenant and Tenant's Security Personnel. Tenant's Security Personnel shall at all times be subject to the reasonable rules and regulations established by Landlord from time to time, and Landlord agrees to comply and to cause Landlord's employees, agents, contractors, and licensees to comply with reasonable rules and regulations established by Tenant or Tenant's Security Personnel and reasonably approved by Landlord. Tenant's Security Personnel shall be considered Tenant's contractor for purposes of Section

10.1 of the Original Lease. Notwithstanding the foregoing, (i) Landlord shall be permitted (at its sole option) to maintain a roving patrol security detail at the Property, and (ii) the cost thereof shall be considered an Expense; provided, however, that the foregoing shall not be deemed to mitigate Tenant's waiver set forth in Section 10.1(ii) of the Original Lease. From and after November 1, 2022, the Base Year (as applicable to each portion of the Premises) shall be adjusted to exclude the cost of the contract with a security vendor to provide personnel to the Premises and the Building which will be provided by Tenant going forward.

9.
Other Modifications.
9.1.
Section 12 of the Seventh Amendment is hereby deleted in its entirety and the following is substituted in lieu thereof:

12. The Single Tenant Amendment. Tenant hereby acknowledges and agrees, that at such time that Tenant has added to the Premises all of the remaining must-take space as provided in the Fifth Amendment and this Seventh Amendment, such that Tenant is effectively the only office tenant in the Building, Landlord may prepare and deliver to Tenant an amendment (the "Single Tenant Amendment") (a) shifting the obligation to provide and pay for janitorial services and security services to the Premises from Landlord to Tenant, and (b) decreasing the amount included for Expenses in the Base Year(s) then-applicable to various portions of the Premises to exclude the amount that Landlord reasonably determines it incurred to provide janitorial services and security service in the applicable Base Year(s). Tenant shall execute and return the Single Tenant Amendment to Landlord within fifteen

(15) days after receiving it, but Landlord shall be relieved of the obligation to provide and pay for janitorial service and security service to the Premises and the Expenses included in the Base Year(s) shall be adjusted whether or not the Single Tenant Amendment is executed.

9.2.
Section 18 of the Original Lease is hereby deleted in its entirety and the following is substituted in lieu thereof:

18. Entry by Landlord. At all reasonable times and upon reasonable notice to Tenant, Landlord may enter the Premises to (i) inspect the Premises; (ii) show the Premises to prospective purchasers, current or prospective Security Holders or insurers, or, during the last twelve (12) months of the Term (or while an uncured Default exists), prospective tenants; (iii) post notices of responsibility; or (iv) perform maintenance, repairs or alterations. If reasonably necessary, Landlord may temporarily close any portion of the Premises to perform maintenance, repairs or alterations. Notwithstanding the foregoing, in an emergency, no notice shall be required, and Landlord may use any means it deems proper to open doors to and in the Premises. Except in an emergency, Landlord shall use reasonable efforts to minimize interference with Tenant's use of the Premises. No entry into or closure of any portion of the Premises pursuant to this Section 18 shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder.

10.
Miscellaneous.
10.1.
This Amendment and the attached exhibits, which are hereby incorporated into and made a part of this Amendment, set forth the entire agreement between the parties with respect to the matters set forth herein.
10.2.
Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect.
10.3.
In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this Amendment shall govern and control.
10.4.
Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered it to Tenant.
10.5.
Each party hereto, and their respective successors and assigns shall be authorized to rely upon the signatures of all of the parties hereto which are delivered by facsimile, PDF or DocuSign (or the like) as constituting a duly authorized, irrevocable, actual, current delivery hereof with original ink signatures of each person and entity.
10.6.
Capitalized terms used but not defined in this Amendment shall have the meanings given in the Lease.
10.7.
This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. The signature of a party transmitted electronically (e.g., e-signature) or by facsimile, email of a pdf copy, DocuSign or other similar technology application shall constitute and have the same force and effect as the original signature of the party. Following execution, a pdf (or similar image file format) of this entire agreement (whether signed electronically or in ink) shall be deemed the equivalent of the delivery of the original, and any party delivering such a counterpart shall in all events deliver to the other party an original signature promptly upon request.

[Signatures Follow]

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD: HUDSON 1740 TECHNOLOGY, LLC,

a Delaware limited liability company

By: Hudson Pacific Properties, L.P., a Maryland limited partnership, its sole member

By: Hudson Pacific Properties, Inc., a Maryland corporation,

its general partner

By: /s/ Kenneth Young

Name: Kenneth Young

Title: Senior Vice President, Leasing

TENANT: NUTANIX, INC.,

a Delaware corporation

By: /s/ Prairie Padilla

Name: Prairie Padilla

Title: VP, Corporate Controller